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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

               NEXPRISE, INC. EFFECTS 1-FOR-15 REVERSE STOCK SPLIT

       STOCK WILL TRADE UNDER TEMPORARY TICKER "NXPSD" FOR 20 TRADING DAYS

CARLSBAD, CA.--APRIL 22, 2002--NexPrise, Inc. (NasdaqNM: NXPS/NXPSD), a leading provider of collaborative software solutions, announced a 1:15 reverse split of the company's common stock to be effective at opening of trading today.

The company's common stock will trade under the modified symbol "NXPSD" for 20 trading days to assist in making investors aware of the split. Thereafter, the symbol will revert to "NXPS."

As a result of the stock split, there will be approximately 3,083,921 common shares outstanding, subject to rounding for fractional shares.

ABOUT NEXPRISE

NexPrise, Inc. is a leading provider of collaborative software solutions that enable companies to manage key processes with their suppliers, partners, and customers. NexPrise's solutions allow automation of key business processes and secure collaboration among manufacturers, suppliers, customers, and partners. NexPrise enables customers to lower their costs, move away from paper-based processes, accelerate process and program completion time, and improve quality. NexPrise, Inc. is headquartered in Carlsbad, California. For more information, please visit www.nexprise.com.

FOR ADDITIONAL INFORMATION:

FOR MEDIA INQUIRIES:                      FOR NEXPRISE INVESTOR INQUIRIES:
Terri Pruett                              Mary Magnani
NexPrise, Inc.                            Thomson Financial Corporate Group
650/567-7429                              415/617-2542
tpruett@nexprise.com                      mary.magnani@tfn.com